UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 26, 2024

Kellanova
(Exact name of registrant as specified in its charter)

Delaware	1-4171	38-0710690
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
412 N. Wells Street
Chicago, Illinois 60654
(Address of principal executive offices, including zip code)
(269) 961-2000
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.25 par value per share	K	New York Stock Exchange
1.000% Senior Notes due 2024	K 24	New York Stock Exchange
1.250% Senior Notes due 2025	K 25	New York Stock Exchange
0.500% Senior Notes due 2029	K 29	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange
Act. ☐

Item 5.03. Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On April 26, 2024, Kellanova (the "Company") held its Annual Meeting of Shareowners (the “2024 Annual Meeting”). At the 2024 Annual Meeting, the shareowners of the Company approved an amendment to the Company’s Restated Certificate of Incorporation (the “Certificate of Incorporation”) to reflect Delaware law provisions regarding officer exculpation (collectively, the “Amendment”), as further described in the Company’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on March 4, 2024. The Amendment became effective upon the filing of the Certificate of Amendment to the Certificate of Incorporation of the Company on April 29, 2024. The foregoing summary of the Amendment does not purport to be complete and is qualified in its entirety by reference to the complete text of the Certificate of Amendment to the Restated Certificate of Incorporation of the Company, which is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.
a) On April 26, 2024, the Company held its 2024 Annual Meeting.
b) Carter Cast, Zack Gund, Don Knauss and Mike Schlotman were re-elected for a three-year term.
Eight matters were voted on at the 2024 Annual Meeting: the re-election of the four directors described in (b) above; an advisory resolution to approve executive compensation; the ratification of PricewaterhouseCoopers LLP ("PwC") as the Company’s independent registered public accounting firm for fiscal year 2024; a management proposal to amend the Company's Restated Certificate of Incorporation to reflect recent Delaware law provisions regarding office exculpation; a shareowner proposal requesting adoption of a policy requiring the Board Chair to be an independent director; a shareowner proposal requesting racial and gender pay gap disclosures; a shareowner proposal requesting the Company report on the risks to the Company associated with pesticide use in its supply chain; and a shareowner proposal requesting the Company reduce greenwashing risk.
The final results of voting on each of the matters submitted to a vote of Shareowners are as follows:

1. Election of Directors	For	Against	Abstentions	Broker Non-Votes
1a. Carter Cast	278,297,435	2,363,168	544,525	28,683,388
1b. Zack Gund	271,909,536	8,730,110	565,482	28,683,388
1c. Don Knauss	253,573,298	27,068,380	563,450	28,683,388
1d. Mike Schlotman	278,117,054	2,530,632	557,442	28,683,388

	For	Against	Abstentions	Broker Non-Votes
2. Advisory resolution to approve executive compensation was approved	265,316,290	14,636,775	1,252,063	28,683,388

	For	Against	Abstentions
3. Ratification of PwC as the Company's independent registered public accounting firm was approved	290,319,061	18,971,112	598,343

	For	Against	Abstentions	Broker Non-Votes
4. Management proposal to amend the Company’s Restated Certificate of Incorporation to reflect recent Delaware law provisions regarding officer exculpation was approved	252,060,906	28,055,528	1,088,694	28,683,388

	For	Against	Abstentions	Broker Non-Votes
5. Shareowner proposal requesting adoption of a policy requiring the Board Chair to be an independent director was not approved	91,052,736	189,345,917	806,475	28,683,388

	For	Against	Abstentions	Broker Non-Votes
6. Shareowner proposal requesting racial and gender pay gap disclosures was not approved	57,228,887	222,659,006	1,317,235	28,683,388

	For	Against	Abstentions	Broker Non-Votes
7. Shareowner proposal requesting the Company report on the risks to the Company associated with pesticide use in its supply chain was not approved	60,266,751	219,076,682	1,861,695	28,683,388

	For	Against	Abstentions	Broker Non-Votes
8. Shareowner proposal requesting the Company to reduce greenwashing risk was not approved	3,537,685	276,111,644	1,555,799	28,683,388

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.
Exhibit No. Description
Exhibit 3.1 Certificate of Amendment to the Restated Certificate of Incorporation of Kellanova
Exhibit 104 Cover Page Interactive Data File (formatted as inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KELLANOVA

Date: May 1, 2024	/s/ John Min
	Name:	John Min
	Title:	Chief Legal Officer